Exhibit 5.1

February 6, 2015

TGC Industries, Inc.

101 E. Park Blvd., Suite 955

Plano, TX 75074

Re:                             TGC Industries, Inc. Registration Statement filed on Form S-8

Ladies and Gentlemen:

We have acted as counsel to TGC Industries, Inc., a Texas corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission on the date hereof.  The Registration Statement relates to the registration of up to 1,981,528 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), for issuance pursuant to the Company’s  2006 Stock Awards Plan, as amended (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The opinion expressed herein is limited exclusively to the laws of the State of Texas and the statutory provisions and reported judicial decisions interpreting such laws and we have not considered, and express no opinion on, any other laws.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Formation and the Amended and Restated Bylaws of the Company, each as amended and/or restated as of the date hereof; (ii) certain resolutions of the board of directors of the Company related to the filing of the Registration Statement, the Plan, certain stock options granted pursuant to the Plan and other related matters; (iii) the Plan; (iv) the Registration Statement and all exhibits thereto; (v) the specimen Common Stock certificate; (vii) a certificate executed by an officer of the Company, dated as of the date hereof; and (viii) such other records, documents and instruments as we considered appropriate for purposes of the opinion stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, conformed or photostatic copies thereof and the authenticity of the originals of such latter documents.  As to all questions of fact material to the opinion stated herein, we have, without independent third party verification of their accuracy, relied in part, to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In rendering the opinion set forth below, we have assumed that, at the time of the issuance of the Shares (i) the resolutions of the Company referred to above will not have been modified or rescinded; (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or fully paid status of the Common Stock; (iii) the Company will receive consideration for the issuance of the Shares that is at least equal to the par value of the Common Stock; and (iv) except for outstanding stock options, the individual issuances under the Plan are duly authorized by all necessary corporate action of the Company and duly issued in accordance with the requirements of the Plan.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that upon the issuance of the Shares in accordance with the terms of the Plan, as applicable, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.  This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP